Exhibit 10.5

Business operation agreement

Contract No.: [              ]

This business operation agreement (hereinafter referred to as “this Agreement”) is signed by and between the following parties on March 1, 2019.

Party A: Wenzhou golden sun Education Development Co., Ltd

Legal representative: Weng Xueyuan

Address:

Contact person:

Tel:

Party B: Wenzhou Ouhai art school

Legal representative:

Address:

Contact person:

Tel:

Party C: Weng Xueyuan

ID number:

Address:

Tel:

Party D: ye Xiulan

ID number:

Address:

Tel:

Note: Party A, Party B, Party C and Party D are collectively referred to as “parties”.

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Whereas:

1. Party A is a wholly foreign-owned enterprise established in the people’s Republic of China (hereinafter referred to as “China”), with the ability and resources of educational consultation and service.

2. Party B is a private institution established and effectively existing in accordance with Chinese laws, and carries out compulsory education and art training according to law.

3. Party A and Party B have established business relationship by signing exclusive education consultation and service agreement.

4. According to the exclusive education consultation and service agreement signed by Party A and Party B, Party B shall pay relevant consulting service fees to Party A. therefore, Party B’s daily operation will have a substantial impact on its ability to pay the consulting service fee to Party A.

5. Party C is the sponsor of Party B and holds 80% of the organizer’s share of Party B.

6. Party D is the sponsor of Party B and holds 20% of the organizer’s share of Party B.

8. The parties agree to further clarify matters related to Party B’s business operation in accordance with the terms of this agreement.

Accordingly, the parties reach the following agreement through consensus:

Article 1 In order to ensure the normal development of Party B’s business, Party A agrees to act as the performance guarantee Party of Party B in the contract, agreement or transaction related to its business operation concluded between Party B and any other third party on the premise that Party B meets the following relevant provisions of this agreement, and according to its own judgment and decision, Party A shall provide a comprehensive performance guarantee for Party B to perform such contracts, agreements or transactions. According to the above performance guarantee arrangement, Party A, as the performance guarantee Party of Party B, will sign a written guarantee contract with the other party of Party B to undertake the guarantee liability.

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Article 2 In view of the requirements of Article 1 of this agreement, and in order to guarantee the performance of various business agreements between Party A and Party B and the payment of various fees payable by Party B to Party A, Party B and Party C and Party D, the organizers of Party B, hereby agree that Party B will not make any action which may substantially affect its assets, obligations and rights unless Party A or Party A’s affiliated company’s prior written consent is obtained Transactions conducted by or operated by the school, including but not limited to the following:

2.1 to borrow or assume any debt from any third party;

2.2 sell or acquire any assets or rights, including but not limited to any intellectual property rights, to any third party;

2.3 to provide any third party with a security interest over its assets or intellectual property rights;

2.4 transfer the rights and obligations under this agreement to any third party.

Article 3 in order to ensure the performance of various business agreements between Party A and Party B and the payment of all fees payable by Party B to Party A, Party B and Party C and Party D, the organizers of Party B, hereby agree to accept the main management policies and guidelines provided by Party A to them from time to time, such as the employment and dismissal of employees, the daily management of the school and the financial management system of the school.

Article 4 Party B and Party C and Party D, the organizers of Party B, hereby agree to appoint the person designated by Party A as the director of Party B, and Party B shall appoint the senior management personnel appointed by Party A as the president, financial director and other senior managers of the school.

Party C and Party D hereby agree to sign the entrustment agreement at the same time as this agreement is signed. According to the power of attorney, Party C and Party D will authorize the personnel designated by Party A to exercise all the voting rights enjoyed by Party C and Party D and their appointed directors at the meeting or board of directors of Party B in accordance with the law and the school regulations.

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Article 5 Party B and Party C and Party D, the organizers of Party B, hereby agree and confirm that, in addition to the relevant provisions in Article 1 of this agreement, if any performance guarantee is required in Party B’s business operation, Party B will first seek Party A to provide guarantee for Party B. In this case, Party A has the right to decide whether to provide appropriate guarantee to Party B according to its own judgment, but providing such guarantee does not constitute a compulsory obligation of Party A. If Party A decides not to provide such guarantee, Party A shall promptly notify Party B in writing, and Party B may seek such guarantee from other third parties.

Article 6 if any agreement between Party A and Party B is terminated or expired, Party A shall have the right to terminate part or all of the agreement between Party A and Party B, including but not limited to exclusive education consultation and service agreement.

Article 7 force majeure

7.1 “force majeure event” refers to any event beyond the reasonable control of a party and still unavoidable under the reasonable attention of the affected party, including but not limited to government action, natural force, fire, explosion, storm, flood, earthquake, tide, lightning or war. However, the lack of credit, capital or financing shall not be deemed as a matter beyond the reasonable control of one party. The party seeking exemption from the performance of obligations under this agreement due to force majeure shall inform the other party of such exemption as soon as possible and inform it of the steps to be taken to complete the performance of its obligations under this agreement.

seven point two When the performance of this agreement is delayed or hindered by force majeure as defined above, the party affected by the force majeure shall not bear any liability under this agreement to the extent of the delay or hindrance. The party affected by the force majeure shall take appropriate measures to reduce or eliminate the effect of force majeure, and shall strive to recover the delay caused by force majeure Once the force majeure event is eliminated, the parties agree to use their best efforts to resume the performance under this agreement.

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Article 8 notice

All notices given by the parties to this Agreement for the performance of their rights and obligations under this Agreement shall be made in writing. If it is delivered by hand, the actual service shall prevail; when telex or fax is delivered, the time of sending shall prevail. If the date of service is not a business day or after business hours, the next consecutive business day on that day shall be the date of service. Place of service means the address of each party on the first page of this agreement or such other designated address as may be notified in writing from time to time. Writing includes fax and telex.

Article 9 Application of law and dispute resolution

9.1 this Agreement shall be governed by and interpreted in accordance with the laws of the people’s Republic of China (excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan region for the purpose of this contract).

9.2 any dispute arising from or in connection with this Agreement shall be settled by both parties through friendly negotiation. If the negotiation fails, either party has the right to submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The place of arbitration is Beijing, and the arbitration language is Chinese. The arbitration award shall be final and binding on all parties. The arbitration fee (including but not limited to the reasonable attorney’s fees of the winning party) shall be borne by the losing party, unless otherwise awarded by the arbitration tribunal on the sharing of the arbitration fee.

9.3 during the arbitration, the parties shall continue to perform their obligations under this Agreement except for the subject matter of arbitration.

Article 10 effectiveness and modification of the agreement

10.1 this Agreement shall be valid for 10 years and shall be signed by the authorized representatives of each party on the date indicated at the beginning of the document and shall take effect from the date of signing.

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10.2 this Agreement may be terminated earlier in accordance with this agreement or the relevant agreement signed by the parties.

10.3 the validity of this agreement can be extended only after the written confirmation of Party A before the expiration of this agreement. The extension period shall be determined by the parties to this agreement through consensus and a written confirmation shall be signed.

10.4 without the prior written consent of Party A, Party B, Party C and Party D shall not transfer their rights and obligations under this agreement to any third party.

10.5 the parties shall amend and supplement this agreement by written agreement. The Amendment Agreement and supplementary agreement related to this agreement signed by all parties are an integral part of this Agreement and have the same legal effect as this agreement.

Article 11 termination

11.1 this Agreement shall terminate on the expiration date unless renewed in accordance with the relevant provisions of this agreement.

11.2 during the term of this agreement, Party B, Party C and Party D shall not terminate this agreement in advance unless Party A has gross negligence, fraud, other illegal acts or bankruptcy. Despite the above agreement, Party A has the right to terminate this agreement at any time by giving 30 days’ written notice to Party B, Party C and party D.

Article 12 severability of agreement

If any provision of this agreement is invalid, illegal or unenforceable due to inconsistency with relevant laws, such provision shall be invalid, illegal or unenforceable only within the jurisdiction of relevant laws. The validity, legality or enforceability of the other provisions of this Agreement shall not be affected or impaired in any way.

Article 13 others

This agreement is written in Chinese. The official text is in quadruplicate, with Party A, Party B, Party C and Party D holding one.

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In witness whereof, the parties have caused their authorized representatives to sign this Agreement on the date first above written.

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[there is no text on this page, which is the signature page of business operation agreement with contract No. [       ]

Party A: Wenzhou golden sun Education Development Co., Ltd. (seal)

Legal representative or authorized representative (signature)
/s/ Weng Xueyuan

Party B: Wenzhou Ouhai art school (seal)

Legal representative or authorized representative (signature)
/s/ Cai Miaomiao

Party C: WengXueyuan

sign: /s/ WengXueyuan

Party D: ye Xiulan

sign: /s/ ye Xiulan

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